UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO	80241
(Address of principal executive offices)	(Zip Code)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On December 31, 2025, the Company entered into new employment agreements with Paul Warley, Chief Executive Officer, Bobby Gulati, Chief Operations Officer, and Jin Jo, Chief Financial Officer. These agreements replace the prior employment agreements with these executives that expired on December 31, 2025. The terms of these new agreements are summarized below.

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

Item 5.02e Compensatory Arrangements of Certain Officers

The employment agreements are effective on January 1, 2026. The employment agreements provide the following:

Mr. Warley will receive an annual base salary of $450,000 and will be eligible for a discretionary annual incentive bonus of up to 150% of this base salary if the targets are achieved. Additionally, if the Company terminates Mr. Warley without cause or following a change in control or Mr. Warley terminates employment for good reason, Mr. Warley will be entitled to receive (i) 24 months of base salary, (ii) 12 months of paid health insurance under COBRA, and (iii) full vesting acceleration of any outstanding stock options or other equity incentives. Mr. Warley will also receive a moving allowance of up to $30,000 if he relocates his primary residence to Colorado and the Company will purchase a $1 million life insurance policy that designates his spouse as the beneficiary.

Mr. Gulati and Ms. Jo will each receive an annual base salary of $255,000 and will be eligible for a discretionary annual incentive bonus of up to 100% of this base salary if the targets are achieved. Additionally, if the Company terminates Mr. Gulati or Ms. Jo without cause or following a change in control or Mr. Gulati or Ms. Jo terminates employment for good reason, Mr. Gulati or Ms. Jo will be entitled to receive (i) 12 months of base salary, (ii) 12 months of paid health insurance under COBRA, and (iii) full vesting acceleration of any outstanding stock options or other equity incentives.

The employment agreements provide that the executives will be eligible to participate in the Company’s equity incentive and other standard benefit plans and programs.

The employment agreements require the executives to maintain the confidentiality of the Company’s proprietary information. The employment agreements also include customary non-competition and non-solicitation provisions that the executives must comply with for a period of 12 months after termination of employment with the Company.

The above summary does not purport to be a complete summary of the employment agreements and is qualified in its entirety by reference to the full text of the employment agreements, copies of which is filed herewith as exhibits and are incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	10.1	Employment Agreement between the Company and Paul Warley dated January 1, 2026
	10.2	Employment Agreement between the Company and Bobby Gulati dated January 1, 2026
	10.3	Employment Agreement between the Company and Jin Jo dated January 1, 2026
	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

December 31, 2025	By:	/s/ Jin Jo
	Name:	Jin Jo
	Title:	Chief Financial Officer